EXHIBIT 99





INFOCROSSING, INC.[LOGO]

FOR IMMEDIATE RELEASE

Media Contacts:                                       Investor Relations:
Michael Wilczak                                       William McHale
Infocrossing, Inc.                                    Infocrossing, Inc.
201-840-4941                                          201-840-4732
mwilczak@infocrossing.com                             wmchale@infocrossing.com


             Infocrossing Announces Additional Conversion Period for
                         4.00% Convertible Senior Notes


LEONIA, New Jersey, August 30, 2007 - Infocrossing, Inc. (NASDAQ: IFOX), a provider of selective IT infrastructure, enterprise application and business process outsourcing services, announced today that pursuant to Section 12.1(b)(ii) of the Indenture, dated as of June 30, 2004 (the "Indenture"), between Infocrossing, Inc. and Wells Fargo Bank National Association, which governs Infocrossing's 4.00% Convertible Senior Notes due 2024 (the "Notes"), Note holders are advised that the Notes may be surrendered for conversion at any time from and after September 3, 2007 until 15 days after the actual date of a proposed merger (the "Merger") with Roxy Acquisition Corp., a wholly owned subsidiary of Wipro Limited (the "Make-Whole Conversion Period"). The Merger is contemplated to occur following a tender offer (the "Tender Offer") commenced on August 17, 2007 by Roxy Acquisition Corp. to purchase all of the outstanding shares of common stock of Infocrossing.

If a CHANGE OF CONTROL occurs in connection with the Tender Offer, Note holders will be paid a MAKE-WHOLE PREMIUM if they surrender their Notes for repurchase in connection with such CHANGE OF CONTROL pursuant to Section 11.1(b) of the Indenture or convert their Notes within the MAKE-WHOLE CONVERSION PERIOD. Please note that if a Note holder converts its Notes prior to consummation of the Tender Offer and a CHANGE OF CONTROL does not actually occur in connection with the Tender Offer, such Note holder will not receive a MAKE-WHOLE PREMIUM. The Tender Offer and the Merger are subject to a number of conditions, as described in the Schedule 14D-9 initially filed by the Company with the Securities and Exchange Commission on August 17, 2007.

This notice is made as required pursuant to Section 12.1(f) of the Indenture. Terms in all capital letters in this press release are defined in the Indenture.

About Infocrossing (www.infocrossing.com)
Infocrossing, Inc. (NASDAQ:IFOX) is a provider of selective IT infrastructure, enterprise application and business process outsourcing services delivering the computing platforms and proprietary systems that enable companies, regardless of industry, to process data and share information within their business, and between their clients, suppliers and distribution channels. Leading companies leverage Infocrossing's robust computing infrastructure, skilled technical team, and process-driven operations to reduce costs and improve service delivery by outsourcing the operation of mainframes, mid-range, open system servers, networks and business processes to Infocrossing.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including, but not limited to: successful completion of the tender offer for all of the Company's shares followed by the merger with a subsidiary of Wipro Technologies; incomplete or preliminary information; changes in government regulations and policies; continued acceptance of the Company's products and services in the marketplace; competitive factors; closing contracts with new customers and renewing contracts with existing customers on favorable terms; expanding services to existing customers; new products; technological changes; the Company's dependence upon third-party suppliers; intellectual property rights; difficulties with the identification, completion, and integration of acquisitions; and other risks. For any of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

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